Exhibit 99.2
Company Contact:
Matthew Pfeffer
Corporate Vice President and Chief Financial Officer
661-775-5300
mpfeffer@mannkindcorp.com
MannKind Receives Commitment from The Mann Group to Reduce Indebtedness in Return for Up to 18,200,000 Shares of Common Stock
VALENCIA, California – August 11, 2010 – MannKind Corporation (Nasdaq: MNKD) today announced that in addition to the agreement that it has reached with Seaside 88, L.P., which was also announced today in a companion press release, MannKind has entered into an agreement with The Mann Group LLC, an entity controlled by MannKind’s chief executive officer and principal stockholder, Alfred Mann, for the parallel sale of shares of common stock to The Mann Group. The Mann Group has committed to purchase the same number of shares of MannKind common stock as is purchased by Seaside 88, up to a total of 18,200,000 shares. However, the shares to be purchased by The Mann Group will be priced at the undiscounted closing bid price of MannKind’s common stock on the trading day immediately preceding the applicable closing date but in any event will be not less than $7.15, which was yesterday’s closing bid price for MannKind’s common stock.
The sales to The Mann Group will occur in a series of closings scheduled to occur no more frequently than every two weeks over the course of a one-year period and are dependent on the occurrence of sales of an equal number of shares of MannKind common stock pursuant to the agreement with Seaside 88. The initial sale of 700,000 shares to The Mann Group is expected to close on September 22, 2010.
The aggregate purchase price for the shares of common stock MannKind issues and sells to The Mann Group at each closing will be paid by cancellation of principal indebtedness under MannKind’s existing revolving loan arrangement with The Mann Group. At July 31, 2010, the principal amount outstanding under the loan arrangement was $252 million, and MannKind had $98 million remaining of available borrowings under the arrangement. If all 26 closings occur, MannKind’s debt under The Mann Group loan arrangement would be reduced by at least $130 million.
The shares of MannKind common stock offered and to be sold to The Mann Group pursuant to this agreement have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to MannKind’s offering of common stock to The Mann Group, the anticipated closings related to the offering and the potential aggregate reduction in indebtedness, that involve risks and uncertainties. Words such as “expects”, “will”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to whether The Mann Group will be able to satisfy its obligations under the common stock purchase agreement, whether the conditions applicable to any sale of shares of MannKind’s common stock pursuant to either common stock purchase agreement will be satisfied, the possibility that either common stock purchase agreement may be terminated prior to the completion of the various closings contemplated thereunder, the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, the manufacture of AFREZZA, competition from other pharmaceutical or biotechnology companies, MannKind’s ability to enter into any collaborations or strategic partnerships, intellectual property matters and stock price volatility. The foregoing list sets forth some, but not all, of the factors that could affect MannKind’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties MannKind faces and a discussion of MannKind’s financial statements and footnotes, see documents MannKind files with the Securities and Exchange Commission, including MannKind’s most recent annual report on Form 10-K and quarterly report on Form 10-Q and all subsequent periodic reports. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation and expressly disclaims any duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.